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                                                                     Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The board and shareholders
RiverSource Managers Series, Inc.:
     RiverSource Aggressive Growth Fund
     RiverSource Fundamental Growth Fund
     RiverSource Fundamental Value Fund
     RiverSource Select Value Fund
     RiverSource Small Cap Equity Fund
     RiverSource Small Cap Value Fund
     RiverSource Value Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


                                        /s/ KPMG LLP
                                        KPMG LLP

Minneapolis, Minnesota
July 26, 2007